Exhibit 4(d)
          Replacement Capital Covenant, dated as of March 20, 2007 (this “Replacement Capital Covenant”), by PPL Capital Funding, Inc., a Delaware corporation (together with its successors and assigns, the “Corporation”), and PPL Corporation, a Pennsylvania corporation (together with its successors and assigns, the “Guarantor”), in favor of and for the benefit of each Covered Debtholder (as defined below).
Recitals
          A. On the date hereof, the Corporation is issuing $500,000,000 aggregate principal amount of its 2007 Series A Junior Subordinated Notes due 2067 (the “Subordinated Notes”), which Subordinated Notes were issued pursuant to, and fully and unconditionally guaranteed by the Guarantor in accordance with, the Subordinated Indenture, dated as of March 1, 2007, as supplemented (the “Subordinated Indenture”), among the Corporation, the Guarantor, and The Bank of New York, as trustee.
          B. This Replacement Capital Covenant is the “Replacement Capital Covenant” referred to in the Prospectus Supplement, dated March 16, 2007, relating to the Subordinated Notes which supplements the Corporation’s Prospectus, dated March 9, 2007 (together, the “Prospectus”).
          C. The Corporation and the Guarantor, in entering into and disclosing the content of this Replacement Capital Covenant in the manner provided below, are doing so with the intent that the covenants provided for in this Replacement Capital Covenant be enforceable by each Covered Debtholder and that the Corporation and the Guarantor be estopped from disregarding the covenants in this Replacement Capital Covenant, in each case to the fullest extent permitted by applicable law.
          D. The Corporation and the Guarantor acknowledge that reliance by each Covered Debtholder upon the covenants in this Replacement Capital Covenant is reasonable and foreseeable by the Corporation and the Guarantor and that, were the Corporation or the Guarantor to disregard their respective covenants in this Replacement Capital Covenant, each Covered Debtholder would have sustained an injury as a result of its reliance on such covenants.
          NOW, THEREFORE, the Corporation and the Guarantor hereby covenant and agree as follows in favor of and for the benefit of each Covered Debtholder.
          SECTION 1. Definitions. Capitalized terms used in this Replacement Capital Covenant (including the Recitals) have the meanings set forth in Schedule I hereto.
          SECTION 2. Limitations on Redemption, Repurchase, Defeasance or Purchase of Subordinated Notes. The Corporation and the Guarantor hereby promise and covenant to and for the benefit of each Covered Debtholder that the Corporation shall not redeem or repurchase, or defease or discharge any portion of the principal amount of the Subordinated Notes through the deposit of money and/or Eligible Obligations as contemplated by Section 701 of the Subordinated Indenture (herein referred to as “defeasance”), and the Guarantor shall not purchase and shall cause its Subsidiaries not to purchase, all or any part of the Subordinated Notes on or before the Termination Date except to the extent that the principal amount repaid or defeased or the applicable redemption or purchase price does not exceed the sum of the following amounts:
     (i) the Applicable Common Equity Percentage of (a) the aggregate amount of the net cash proceeds the Guarantor, the Corporation and their Subsidiaries have received from the sale of the Guarantor’s Common Stock and rights to acquire the Guarantor’s Common Stock, (b) the Market Value of any of the Guarantor’s Common Stock and rights to acquire the Guarantor’s

Common Stock that the Guarantor, the Corporation and their Subsidiaries have delivered as consideration for property or assets in an arms length transaction; (c) the aggregate amount of the net cash proceeds the Guarantor, the Corporation and their Subsidiaries have received from the sale of Mandatorily Convertible Preferred Stock and (d) the Market Value of any of the Guarantor’s Common Stock that has been issued in connection with the conversion into or exchange for Common Stock of any convertible or exchangeable securities, other than, in the case of (d), securities for which the Guarantor, the Corporation or any of their Subsidiaries has received equity credit from any NRSRO; plus
     (ii) the Applicable Other Replacement Capital Securities Percentage of the aggregate amount of net cash proceeds the Guarantor, the Corporation and their Subsidiaries have received from the sale of Replacement Capital Securities (other than the securities set forth in clause (i) above);
in each case, to Persons other than the Guarantor, the Corporation and their Subsidiaries within the applicable Measurement Period (without double counting proceeds received in any prior Measurement Period); provided that the limitations in this Section 2 shall not restrict the repayment, redemption or other acquisition of any Subordinated Notes that have been previously defeased or purchased in accordance with this Replacement Capital Covenant.
          SECTION 3. Covered Debt. (a) The Corporation and the Guarantor represent and warrant that the Initial Covered Debt is Eligible Debt.
          (b) On or during the 30-day period immediately preceding any Redesignation Date with respect to the Covered Debt then in effect, the Corporation shall identify the series of Eligible Debt that will become the Covered Debt on and after such Redesignation Date in accordance with the following procedures:
     (i) the Corporation shall identify each series of then outstanding long-term indebtedness for money borrowed of the Guarantor or the Corporation that is Eligible Debt;
     (ii) if only one series of such then outstanding long-term indebtedness for money borrowed is Eligible Debt, such series shall become the Covered Debt commencing on the related Redesignation Date;
     (iii) if the Guarantor and the Corporation have more than one outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, then the Corporation shall identify the series that has the latest occurring final maturity date as of the date the Corporation is applying the procedures in this Section 3(b) and such series shall become the Covered Debt on the related Redesignation Date;
     (iv) the series of outstanding long-term indebtedness for money borrowed that is determined to be Covered Debt pursuant to clause (ii) or (iii) above shall be the Covered Debt for purposes of this Replacement Capital Covenant for the period commencing on the related Redesignation Date and continuing to but not including the Redesignation Date as of which a new series of outstanding long-term indebtedness is next determined to be the Covered Debt pursuant to the procedures set forth in this Section 3(b); and

     (v) in connection with such identification of a new series of Covered Debt, the Corporation and the Guarantor shall give the notice provided for in Section 3(c) within the time frame provided for in such section.
          Notwithstanding any other provisions of this Replacement Capital Covenant, if a series of Eligible Senior Debt of the Guarantor or the Corporation has become the Covered Debt in accordance with this Section 3(b), on the date on which the Guarantor or the Corporation issues a new series of Eligible Subordinated Debt, then immediately upon such issuance such new series of Eligible Subordinated Debt shall become the Covered Debt and the applicable series of Eligible Senior Debt shall cease to be the Covered Debt.
          (c) Notice. In order to give effect to the intent of the Corporation and the Guarantor described in Recital C, the Corporation and the Guarantor covenant that (i) simultaneously with the execution of this Replacement Capital Covenant or as soon as practicable after the date hereof (x) notice shall be given to the Holders of the Initial Covered Debt and the trustee under the indenture establishing such debt, in the manner provided in the indenture or similar instrument relating to the Initial Covered Debt, of this Replacement Capital Covenant and the rights granted to such Holders hereunder and (y) the Guarantor shall file a copy of this Replacement Capital Covenant with the Commission as an exhibit to a Current Report on Form 8-K under the Securities Exchange Act; (ii) so long as the Guarantor is a reporting company under the Securities Exchange Act, the Guarantor shall include in each annual report filed with the Commission on Form 10-K under the Securities Exchange Act a description of the covenant set forth in Section 2 and identify the series of long-term indebtedness for borrowed money that is Covered Debt as of the date such Form 10-K is filed with the Commission; (iii) if a series of the long-term indebtedness for money borrowed of the Corporation or the Guarantor (1) becomes Covered Debt or (2) ceases to be Covered Debt, notice shall be given of such occurrence within 30 days to the holders of such long-term indebtedness for money borrowed in the manner provided for in the indenture or other instrument under which such long-term indebtedness for money borrowed was issued and the Guarantor shall report such change in the Guarantor’s next quarterly report on Form 10-Q or annual report on Form 10-K, as applicable; (iv) if, and only if, the Guarantor ceases to be a reporting company under the Securities Exchange Act, the Guarantor shall post on its website the information otherwise required to be included in Securities Exchange Act filings pursuant to clauses (ii) and (iii) of this Section 3(c); and (v) promptly upon request by any Holder of Covered Debt, such Holder will be provided with an executed copy of this Replacement Capital Covenant.
          SECTION 4. Termination, Amendment and Waiver. (a) The obligations of the Corporation pursuant to this Replacement Capital Covenant shall remain in full force and effect until the earliest date (the “Termination Date”) to occur of (i) March 30, 2037, or if earlier, the date on which the Subordinated Notes are otherwise paid, redeemed, defeased or purchased in full, (ii) the date, if any, on which the Holders of a majority by principal amount of the then-effective series of Covered Debt consent or agree in writing to the termination of this Replacement Capital Covenant and the obligations of the Corporation hereunder, (iii) the date on which neither the Corporation nor the Guarantor has any series of outstanding Eligible Senior Debt or Eligible Subordinated Debt (in each case without giving effect to the rating requirement in clause (b) of the definition of each such term) and (iv) the date on which the Subordinated Notes are accelerated as a result of an event of default under the Subordinated Indenture. From and after the Termination Date, the obligations of the Corporation and the Guarantor pursuant to this Replacement Capital Covenant shall be of no further force and effect.
          (b) This Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed by the Corporation and the Guarantor with the consent of the

Holders of a majority by principal amount of the then-effective series of Covered Debt, provided that this Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed only by the Corporation and the Guarantor (and without the consent of the Holders of the then-effective series of Covered Debt) if any of the following apply (it being understood that any such amendment or supplement may fall into one or more of the following): (i) such amendment or supplement eliminates Common Stock (or rights to acquire Common Stock) as Replacement Capital Securities, if the Corporation or the Guarantor has been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in the Guarantor’s earnings per share as calculated for financial reporting purposes, (ii) the effect of such amendment or supplement is solely to impose additional restrictions on the ability of the Corporation, the Guarantor or their Subsidiaries to redeem, defease or purchase the Subordinated Notes or to impose additional restrictions on, or to eliminate certain of, the types of securities qualifying as Replacement Capital Securities (other than Common Stock or rights to acquire Common Stock, which are covered by clause (i) above) and an officer of each of the Corporation and the Guarantor has delivered to the Holders of the then-effective series of Covered Debt in the manner provided for in the indenture or other instrument with respect to such Covered Debt a written certificate to that effect, (iii) such amendment or supplement extends the date specified in Section 4(a)(i), the Stepdown Date or both, or (iv) such amendment or supplement is not adverse to the rights of the Covered Debtholders hereunder and an officer of each of the Corporation and the Guarantor has delivered to the Holders of the then-effective series of Covered Debt in the manner provided for in the indenture or other instrument with respect to such Covered Debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the Covered Debtholders.
          (c) For purposes of Sections 4(a) and 4(b), the Holders whose consent or agreement is required to terminate, amend or supplement the obligations of the Corporation under this Replacement Capital Covenant shall be the Holders of the then-effective Covered Debt as of a record date established by the Corporation that is not more than 30 days prior to the date on which the Corporation proposes that such termination, amendment or supplement becomes effective.
          SECTION 5. Miscellaneous. (a) This Replacement Capital Covenant shall be governed by and construed in accordance with the laws of the State of New York.
          (b) This Replacement Capital Covenant shall be binding upon the Corporation and the Guarantor and their respective successors and assigns and shall inure to the benefit of the Covered Debtholders as they exist from time-to-time (it being understood and agreed by the Corporation and the Guarantor that any Person who is a Covered Debtholder at the time such Person acquires, holds or sells Covered Debt shall retain its status as a Covered Debtholder for so long as the series of long-term indebtedness for borrowed money owned by such Person is Covered Debt and, if such Person initiates a claim or proceeding to enforce its rights under this Replacement Capital Covenant after the Corporation has violated its covenants in Section 2 and before the series of long-term indebtedness for money borrowed held by such Person is no longer Covered Debt, such Person’s rights under this Replacement Capital Covenant shall not terminate by reason of such series of long-term indebtedness for money borrowed no longer being Covered Debt). Other than the Covered Debtholders as provided in the previous sentence, no other Person shall have any rights under this Replacement Capital Covenant or be deemed a third party beneficiary of this Replacement Capital Covenant. In particular, no holder of the Subordinated Notes is a third party beneficiary of this Replacement Capital Covenant, it being understood that such holders may have rights under the Supplemental Indenture.

          (c) All demands, notices, requests and other communications to the Corporation or the Guarantor under this Replacement Capital Covenant shall be deemed to have been duly given and made if in writing and (i) if served by personal delivery upon the Corporation or the Guarantor, on the day so delivered (or, if such day is not a Business Day, the next succeeding Business Day), (ii) if delivered by registered post or certified mail, return receipt requested, or sent to the Corporation or the Guarantor by a national or international courier service, on the date of receipt by the Corporation or the Guarantor, as applicable (or, if such date of receipt is not a Business Day, the next succeeding Business Day), or (iii) if sent by telecopier, on the day telecopied, or if not a Business Day, the next succeeding Business Day, provided that the telecopy is promptly confirmed by telephone confirmation thereof, and in each case to the Corporation or the Guarantor at the address set forth below, or at such other address as the Guarantor may thereafter notify to Covered Debtholders or post on its website as the address for notices under this Replacement Capital Covenant:
If to the Corporation, to:
PPL Capital Funding, Inc.
c/o PPL Corporation
Two North Ninth Street
Allentown, Pennsylvania 18101-1179
Attention: Treasurer
Telephone: (610) 774-5987
Telecopy: (610) 774-5106
If to the Guarantor, to:
PPL Corporation
Two North Ninth Street
Allentown, Pennsylvania 18101-1179
Attention: Treasurer
Telephone: (610) 774-5987
Telecopy: (610) 774-5106

          IN WITNESS WHEREOF, the Corporation and the Guarantor have caused this Replacement Capital Covenant to be executed by a duly authorized officer, as of the day and year first above written.

PPL CAPITAL FUNDING, INC.
By:	/s/ James E. Abel
	Name:	James E. Abel
	Title:	Treasurer

PPL CORPORATION
By:	/s/ James E. Abel
	Name:	James E. Abel
	Title:	Vice President-Finance and Treasurer

Definitions
          “Alternative Payment Mechanism” means, with respect to any Qualifying Capital Securities, provisions in the related transaction documents that require the issuer (or, in the case of securities that are guaranteed by the Guarantor, the Guarantor), in its discretion, to issue (or use commercially reasonable efforts to issue) one or more types of APM Qualifying Securities raising eligible proceeds at least equal to the deferred Distributions on such Qualifying Capital Securities and apply the proceeds (or, in the case of securities that are guaranteed by the Guarantor, contribute the proceeds of such issuance to the issuer and cause the issuer to apply such proceeds) to pay unpaid Distributions on such Qualifying Capital Securities, commencing on the earlier of (x) the first Distribution Date after commencement of a deferral period on which the Corporation or the Guarantor pays current Distributions on such Qualifying Capital Securities and (y) the fifth anniversary of the commencement of such deferral period, and that:
          (a) define “eligible proceeds” to mean, for purposes of such Alternative Payment Mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) that the Corporation or the Guarantor has received during the 180 days prior to the related Distribution Date from the issuance of APM Qualifying Securities to Persons other than the Corporation, the Guarantor and their Subsidiaries, up to the Preferred Cap (as defined in (d) below) in the case of APM Qualifying Securities that are Qualifying Preferred Stock;
          (b) permit the Corporation or the Guarantor to pay current Distributions on any Distribution Date out of any source of funds but (x) require the Corporation or the Guarantor to pay deferred Distributions only out of eligible proceeds and (y) prohibit the Corporation or the Guarantor from paying deferred Distributions out of any source of funds other than eligible proceeds;
          (c) if deferral of Distributions continues for more than one year, require the Corporation or the Guarantor not to redeem or repurchase any securities that rank pari passu with or junior to any APM Qualifying Securities that the Corporation or the Guarantor has issued to settle deferred Distributions in respect to that deferral period until at least one year after all deferred Distributions have been paid (a “Repurchase Restriction”);
          (d) limit the obligation of the Corporation or the Guarantor to issue (or use commercially reasonable efforts to issue) APM Qualifying Securities to:
     (A) in the case of APM Qualifying Securities that are Common Stock and rights to purchase Common Stock, either (i) during the first five years of any deferral period or (ii) with respect to deferred Distributions attributable to the first five years of any deferral period (provided that such limitation shall not apply after the ninth anniversary of the commencement of any deferral period), (x) to an aggregate amount of such securities, the net proceeds from the issuance thereof pursuant to the Alternative Payment Mechanism is equal to 2% of the Guarantor’s market capitalization or (y) to a number of shares of Common Stock and rights to purchase a number of shares of Common Stock, in the aggregate, not in excess of 2% of the outstanding number of shares of Common Stock (the amount in clause (x) or (y) is referred to as the “Common Cap”); and
     (B) in the case of APM Qualifying Securities that are Qualifying Preferred Stock, an amount from the issuance thereof pursuant to the related Alternative Payment

Mechanism (including at any point in time from all prior issuances thereof pursuant to such Alternative Payment Mechanism) equal to 25% of the liquidation or principal amount of the Qualifying Capital Securities that are the subject of the related Alternative Payment Mechanism (the “Preferred Cap”);
          (e) in the case of Qualifying Capital Securities other than Qualifying Preferred Stock, include a Bankruptcy Claim Limitation Provision; and
          (f) permit the Corporation or the Guarantor, at its option, to provide that if the Corporation or the Guarantor is involved in a merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination, then clauses (a), (b) and (c) above will not apply to any deferral period that is terminated on the next Distribution Date following the date of consummation of the business combination;
provided (and it being understood) that:
          (a) the Alternative Payment Mechanism may at the discretion of the Corporation or the Guarantor include a share cap limiting the issuance of APM Qualifying Securities consisting of Common Stock and Qualifying Warrants, in each case to a maximum issuance cap to be set at the discretion of the Corporation or the Guarantor; provided that such maximum issuance cap will be subject to the Corporation’s or the Guarantor’s agreement to use commercially reasonable efforts to increase the maximum issuance cap when reached and (i) simultaneously satisfy their future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in shares of common stock or (ii) if the Corporation or the Guarantor cannot increase the maximum issuance cap as contemplated in the preceding clause, by requesting its board of directors to adopt a resolution for shareholder vote at the next occurring annual shareholders meeting to increase the number of shares of the Corporation’s or the Guarantor’s authorized common stock for purposes of satisfying their obligations to pay deferred distributions;
          (b) neither the Corporation nor the Guarantor shall be obligated to issue (or use commercially reasonable efforts to issue) APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;
          (c) if, due to a Market Disruption Event or otherwise, the Corporation or the Guarantor is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, the Corporation or the Guarantor will apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the Common Cap, the Preferred Cap, and any maximum issuance cap referred to above, as applicable; and
          (d) if the Corporation or the Guarantor has outstanding more than one class or series of securities under which it is obligated to sell a type of APM Qualifying Securities and apply some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by the Corporation or the Guarantor from those sales and available for payment of deferred Distributions on such securities shall be applied to such securities on a pro rata basis up to the

Common Cap, the Preferred Cap and any maximum issuance cap referred to above, as applicable, in proportion to the total amounts that are due on such securities.
          “APM Qualifying Securities” means, with respect to an Alternative Payment Mechanism, any Debt Exchangeable for Preferred Equity or any Mandatory Trigger Provision, one or more of the following (as designated in the transaction documents for any Qualifying Capital Securities that include an Alternative Payment Mechanism or a Mandatory Trigger Provision or for any Debt Exchangeable for Preferred Equity):
          (a) Common Stock; or
          (b) Qualifying Warrants; and
          (c) Qualifying Preferred Stock;
provided that if the APM Qualifying Securities for any Alternative Payment Mechanism, any Debt Exchangeable for Preferred Equity or any Mandatory Trigger Provision include both Common Stock and Qualifying Warrants, such Alternative Payment Mechanism, Debt Exchangeable for Preferred Equity or Mandatory Trigger Provision may permit, but need not require, the Corporation or the Guarantor to issue Qualifying Warrants.
          “Applicable Common Equity Percentage” means (a) 200% with respect to any redemption, purchase or defeasance of Subordinated Notes prior to the Stepdown Date and (b) 400% with respect to any redemption, purchase or defeasance of Subordinated Notes on or after the Stepdown Date and on or prior to the Termination Date.
          “Applicable Other Replacement Capital Securities Percentage” means: (i) in respect of any Qualifying Capital Securities described in clause (i) of the definition of that term or any Debt Exchangeable for Equity, 300% with respect to any redemption, purchase or defeasance of Subordinated Notes on or after the Stepdown Date and prior to the Termination Date, (ii) 200% with respect to any redemption, purchase or defeasance of Subordinated Notes on or after the Stepdown Date and prior to the Termination Date in respect of any Qualifying Capital Securities described in clause (ii) of the definition of such term; and (iii) 100% in respect of any other redemption, purchase or defeasance.
          “Bankruptcy Claim Limitation Provision” means, with respect to any Qualifying Capital Securities that have an Alternative Payment Mechanism or a Mandatory Trigger Provision, provisions that, upon any liquidation, dissolution, winding up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such Qualifying Capital Securities to Distributions that accumulate during (a) any deferral period, in the case of Qualifying Capital Securities that have an Alternative Payment Mechanism or (b) any period in which the issuer fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of Qualifying Capital Securities having a Mandatory Trigger Provision, to:
     (i) in the case of Qualifying Capital Securities having an Alternative Payment Mechanism or Mandatory Trigger Provision with respect to which the APM Qualifying Securities do not include Qualifying Preferred Stock, 25% of the stated or principal amount of such securities then outstanding; and

     (ii) in the case of any other Qualifying Capital Securities , an amount not in excess of the sum of (x) the amount of accumulated and unpaid Distributions (including compounded amounts) that relate to the earliest two years of the portion of the deferral period for which Distributions have not been paid and (y) an amount equal to the excess, if any, of the Preferred Cap over the aggregate amount of net proceeds from the sale of Qualifying Preferred Stock that the issuer has applied to pay such Distributions pursuant to the Alternative Payment Mechanism or the Mandatory Trigger Provision, provided that the holders of such securities are deemed to agree that, to the extent the remaining claim exceeds the amount set forth in subclause (x), the amount they receive in respect of such excess shall not exceed the amount they would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of Qualifying Preferred Stock.
          “Business Day” means each day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or, on or after March 30, 2017, a day that is not a London business day. A “London business day” is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
          “Commission” means the United States Securities and Exchange Commission.
          “Common Cap” has the meaning specified in the definition of Alternative Payment Mechanism.
          “Common Stock” means any equity securities of the Corporation or the Guarantor, as applicable (including equity securities held as treasury shares and equity securities sold pursuant to our dividend reinvestment plan and employee benefit plans) that have no preference in the payment of dividends or amounts payable upon the liquidation, dissolution or winding up of the Corporation or the Guarantor, as applicable (including a security that tracks the performance of, or relates to the results of, a business, unit or division of the Corporation or the Guarantor), and any securities that have no preference in the payment of dividends or amounts payable upon the liquidation, dissolution or winding up of the Corporation or the Guarantor, as applicable and are issued in exchange therefor in connection with a merger, consolidation, binding share exchange, business combination, recapitalization or other similar event.
          “Corporation” has the meaning specified in the introduction to this instrument.
          “Covered Debt” means (a) at the date of this Replacement Capital Covenant and continuing to but not including the first Redesignation Date, the Initial Covered Debt and (b) thereafter, commencing with each Redesignation Date and continuing to but not including the next succeeding Redesignation Date, the Eligible Debt identified pursuant to Section 3(b) as the Covered Debt for such period.
          “Covered Debtholder” means each Person (whether a Holder or a beneficial owner holding through a participant in a clearing agency) that buys, holds or sells long-term indebtedness for money borrowed of the Corporation or the Guarantor during the period that such long-term indebtedness for money borrowed is Covered Debt.
          “Debt Exchangeable for Equity” means Debt Exchangeable for Common Equity or Debt Exchangeable for Preferred Equity.

          “Debt Exchangeable for Common Equity” means a security or combination of securities (together in this definition, “such securities”) that:
          (a) gives the holder a beneficial interest in (i) a fractional interest in a stock purchase contract for a share of common stock of the Guarantor that will be settled in three years or less, with the number of shares of common stock purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of such debt securities, subject to customary anti-dilution adjustments and (ii) debt securities of the Corporation or the Guarantor that are not redeemable at the option of the issuer or the holder thereof prior to the settlement of the stock purchase contracts;
          (b) provides that the investors directly or indirectly grant to the Guarantor a security interest in such debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase common stock of the Guarantor pursuant to such stock purchase contracts;
          (c) includes a remarketing feature pursuant to which the debt securities of the Guarantor are remarketed to new investors commencing not later than 30 days prior to the settlement date of the purchase contract;
          (d) provides for the proceeds raised in the remarketing to be used to purchase common stock of the Guarantor under the stock purchase contracts and, if there has not been a successful remarketing by the settlement date of the purchase contract, provides that the stock purchase contracts will be settled by the Guarantor exercising its remedies as a secured party with respect to its debt securities or other collateral directly or indirectly pledged by investors in the Debt Exchangeable for Common Equity.
          “Debt Exchangeable for Preferred Equity” means a security or combination of securities (together in this definition, “such securities”) that:
          (a) gives the holder a beneficial interest in (i) subordinated debt securities of the Corporation or the Guarantor that include a provision requiring the Corporation or the Guarantor to issue (or use commercially reasonable efforts to issue) one or more types of APM Qualifying Securities raising proceeds at least equal to the deferred Distributions on such subordinated debt securities commencing not later than the second anniversary of the commencement of such deferral period and that are the most junior subordinated debt of the Corporation (or rank pari passu with the most junior subordinated debt of the Corporation or the Guarantor) (in this definition, “subordinated debt”) and (ii) a fractional interest in a stock purchase contract for a share of Qualifying Preferred Stock of the Corporation or the Guarantor that ranks pari passu with or junior to all other preferred stock of the Corporation or the Guarantor, as applicable (in this definition, “preferred stock”);
          (b) provides that the investors directly or indirectly grant to the Corporation or the Guarantor a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase preferred stock of the Corporation or the Guarantor pursuant to such stock purchase contracts;
          (c) includes a remarketing feature pursuant to which the subordinated debt of the Corporation or the Guarantor is remarketed to new investors commencing not later than the first Distribution Date that is at least five years after the date of issuance of securities or earlier in the event of an early settlement event based on: (i) the dissolution of the issuer of such debt exchangeable for preferred equity or (ii) one or more financial tests set forth in the terms of the instrument governing such debt exchangeable for preferred equity;
          (d) provides for the proceeds raised in the remarketing to be used to purchase preferred stock of the Corporation or the Guarantor under the stock purchase contracts and, if there has not been a successful remarketing by the first Distribution Date that is six years after the date of issuance of such securities, provides that the stock purchase contracts will be settled by the Corporation or the Guarantor exercising its remedies as a secured party with respect to its subordinated debt securities or other collateral directly or indirectly pledged by investors in the Debt Exchangeable for Preferred Equity;
          (e) is subject to a Qualifying Capital Replacement Covenant that will apply to such securities and preferred stock of the Corporation, and will not include Debt Exchangeable for Equity as a Replacement Capital Security; and
          (f) after the issuance of such preferred stock of the Corporation or the Guarantor, provides the holders of such securities with a beneficial interest in such preferred stock of the Corporation.
          “Distribution Date” means, as to any securities or combination of securities, the dates on which periodic Distributions on such securities are scheduled to be made.
          “Distribution Period” means, as to any securities or combination of securities, each period from and including a Distribution Date for such securities to but not including the next succeeding Distribution Date for such securities.
          “Distributions” means, as to a security or combination of securities, dividends, interest payments or other income distributions to the holders thereof that are not Subsidiaries of the Corporation.
          “Eligible Debt” means, at any time, Eligible Subordinated Debt or, if no Eligible Subordinated Debt is then outstanding, Eligible Senior Debt.
          “Eligible Senior Debt” means, at any time in respect of any issuer, each series of outstanding unsecured long-term indebtedness for money borrowed of such issuer that (a) upon a bankruptcy, liquidation, dissolution or winding up of the issuer, ranks most senior among the issuer’s then outstanding classes of unsecured indebtedness for money borrowed, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the issuer has outstanding senior long-term indebtedness for money borrowed that satisfies the requirements of clauses (a), (c) and (d) that is then assigned a rating by at least one NRSRO), (c) has an outstanding principal amount of not less than $100,000,000, (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents and (e) has a remaining life to maturity of not less than five years. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

          “Eligible Subordinated Debt” means, at any time in respect of any issuer, each series of the issuer’s then-outstanding unsecured long-term indebtedness for money borrowed that (a) upon a bankruptcy, liquidation, dissolution or winding up of the issuer, ranks senior to the Subordinated Notes and subordinate to the issuer’s then outstanding series of unsecured indebtedness for money borrowed that ranks most senior, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the issuer has outstanding subordinated long-term indebtedness for money borrowed that satisfies the requirements in clauses (a), (c) and (d) that is then assigned a rating by at least one NRSRO), (c) has an outstanding principal amount of not less than $100,000,000, (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents and (e) has a remaining life to maturity of not less than five years. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.
          “Holder” means, as to the Covered Debt then in effect, each holder of such Covered Debt as reflected on the securities register maintained by or on behalf of the Corporation with respect to such Covered Debt.
          “Initial Covered Debt” means the Corporation’s 4.33% Notes Exchange Series A Due March 1, 2009.
          “Intent-Based Replacement Disclosure” means, as to any security or combination of securities, that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Commission made by the issuer under the Securities Exchange Act prior to or contemporaneously with the issuance of such securities, that the issuer will redeem or purchase such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of redemption or purchase that receive as much or more equity-like credit than the securities then being redeemed or purchased, raised within 180 days of the applicable redemption or purchase date.
          “Mandatorily Convertible Preferred Stock” means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock convert into Common Stock of the Corporation or the Guarantor within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock, subject to customary anti-dilution adjustments.
          “Mandatory Trigger Provision” means, as to any Qualifying Capital Securities, provisions in the terms thereof or of the related transaction agreements that:
          (a) require, or at its option in the case of non-cumulative perpetual preferred stock permit, the issuer of such Qualifying Capital Securities to make payment of Distributions on such securities only pursuant to the issue and sale of APM Qualifying Securities, within two years of a failure of the issuer to satisfy one or more financial tests set forth in the terms of such Qualifying Capital Securities or related transaction agreements, in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid Distributions on such Qualifying Capital Securities (including without limitation all deferred and accumulated amounts), and in either case require the application of the net proceeds of such sale to pay such unpaid Distributions, provided that (i) such Mandatory Trigger Provision shall limit the issuance and sale of Common Stock and Qualifying Warrants the proceeds of which may be applied to pay such Distributions pursuant to such provision to the Common Cap, unless the Mandatory Trigger Provision requires such issuance and sale within one year of such failure, and (ii) the amount of Qualifying Preferred Stock the net proceeds of which the issuer may apply to pay such Distributions pursuant to such provision may not exceed the Preferred Cap;
          (b) other than in the case of non-cumulative preferred stock, if the provisions described in clause (a) do not require such issuance and sale within one year of such failure, prohibit the issuer from repurchasing any securities that are pari passu with or junior to its APM Qualifying Securities, the proceeds of which were used to pay deferred Distributions since such failure before the date six months after the issuer applies the net proceeds of the sales described in clause (a) to pay such unpaid Distributions in full; and
          (c) other than in the case of non-cumulative perpetual preferred stock, include a Bankruptcy Claim Limitation Provision;
provided (and it being understood) that:
          (a) the issuer will not be obligated to issue (or use commercially reasonable efforts to issue) any such APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;
          (b) if, due to a Market Disruption Event or otherwise, the issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, the issuer will apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the Common Cap and Preferred Cap, as applicable; and
          (c) if the issuer has outstanding more than one class or series of securities under which it is obligated to sell a type of any such APM Qualifying Securities and applies some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by the issuer from those sales and available for payment of deferred Distributions on such securities shall be applied to such securities on a pro rata basis up to the Common Cap and the Preferred Cap, as applicable, in proportion to the total amounts that are due on such securities.
          No remedy other than Permitted Remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of the issuer’s failure to pay Distributions because of the Mandatory Trigger Provision until Distributions have been deferred for one or more Distribution Periods that total together at least ten years.
          “Market Disruption Events” means the occurrence or existence of any of the following events or sets of circumstances:
          (a) the Corporation or the Guarantor would be required to obtain the consent or approval of its shareholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell APM Qualifying Securities and such consent or approval has not yet been obtained notwithstanding the Corporation’s or the Guarantor’s commercially reasonable efforts to obtain such consent or approval or a regulatory authority instructs the Corporation or the Guarantor not to sell or offer for sale APM Qualifying Securities at such time;
          (b) trading in securities generally (or in the Guarantor’s Common Stock or the preferred stock of the Corporation or the Guarantor) on the New York Stock Exchange or any other national securities exchange or over-the-counter market on which the Common Stock and/or the Corporation’s or the Guarantor’s preferred stock is then listed or traded shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the Commission, by the relevant exchange or by any other regulatory body or governmental body having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Common Stock and/or such preferred stock;
          (c) a banking moratorium shall have been declared by the federal or state authorities of the United States and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;
          (d) a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;
          (e) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;
          (f) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;
          (g) an event occurs and is continuing as a result of which the offering document for such offer and sale of APM Qualifying Securities would, in the reasonable judgment of the Corporation or the Guarantor, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (a) the disclosure of that event at such time, in the reasonable judgment of the Corporation or the Guarantor, is not otherwise required by law and would have a material adverse effect on the business of the Corporation or the Guarantor or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the ability of the Corporation or the Guarantor to consummate such transaction, provided that no single suspension period contemplated by this paragraph (g) shall exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (g) shall not exceed an aggregate of 180 days in any 360-day period; or
          (h) the Corporation or the Guarantor reasonably believes, for reasons other than those referred to in paragraph (g) above, that the offering document for such offer and sale of APM Qualifying Securities would not be in compliance with a rule or regulation of the Commission and the Corporation or the Guarantor is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period contemplated by this paragraph (h) shall exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (h) shall not exceed an aggregate of 180 days in any 360-day period.
          The definition of “Market Disruption Event” as used in any Qualifying Capital Securities may include less than all of the paragraphs outlined above, as determined by the Corporation or the Guarantor at the time of issuance of such securities, and in the case of clauses (a), (b), (c) and (d), as applicable to a circumstance where the Corporation or the Guarantor would otherwise endeavor to issue preferred stock, shall be limited to circumstances affecting markets where the preferred stock of the Corporation or the Guarantor trades or where a listing for its trading is being sought.
          “Market Value” means, on any date, (i) in the case of Common Stock, the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which the Common Stock is traded or quoted; if the Common Stock is not either listed or quoted on any U.S. securities exchange on the relevant date, the market price will be the average of the mid-point of the bid and ask prices for the Common Stock on the relevant date submitted by at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose and (ii) in the case of rights to acquire Common Stock, a value determined by a nationally recognized independent investment banking firm selected by the Corporation’s Board of Directors (or a duly authorized committee thereof) for this purpose.
          “Measurement Period” with respect to any notice date or purchase or defeasance date means the period (i) beginning on the date that is 180 days prior to delivery of notice of such redemption or the date of such purchase or defeasance and (ii) ending on such notice date or purchase date. Measurement Periods cannot run concurrently.
          “Non-Cumulative” means, with respect to any securities, that the issuer thereof may elect not to make any number of periodic Distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more Permitted Remedies. Securities that include an Alternative Payment Mechanism shall also be deemed to be Non-Cumulative for all purposes of this Replacement Capital Covenant.
          “NRSRO” means a nationally recognized statistical rating organization within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act.
          “Optional Deferral Provision” means, as to any securities, a provision in the terms thereof or of the related transaction agreements to the effect that either:
          (a) (i) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to five years or, if a Market Disruption Event is continuing, ten years, without any remedy other than Permitted Remedies and (ii) such securities are subject to an Alternative Payment Mechanism (provided that such Alternative Payment Mechanism need not apply during the first five years of any deferral period and need not include a Common Cap, Preferred Cap, Bankruptcy Claim Limitation Provision or Repurchase Restriction); or

          (b) the issuer of such securities may, in its sole discretion, defer or skip in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods up to at least ten years, without any remedy other than Permitted Remedies.
          “Permitted Remedies” means, with respect to any securities, one or more of the following remedies:
     (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded), or
     (b) complete or partial prohibitions on the issuer paying Distributions on or repurchasing common stock or other securities that rank pari passu with or junior as to Distributions to such securities for so long as Distributions on such securities, including unpaid Distributions, remain unpaid.
          “Person” means any individual, corporation, partnership, joint venture, trust, limited liability company, corporation or other entity, unincorporated organization or government or any agency or political subdivision thereof.
          “Preferred Cap” has the meaning specified in the definition of Alternative Payment Mechanism.
          “Prospectus” has the meaning specified in Recital B.
          “Qualifying Capital Securities” means securities (other than Common Stock, rights to acquire Common Stock and securities convertible into or exchangeable for Common Stock) that in the determination of the Board of Directors of the Corporation or the Guarantor, reasonably construing the definitions and other terms of the Replacement Capital Covenant, meet one of the following criteria:
     (i) in connection with any redemption, defeasance or purchase of Subordinated Notes on or prior to the Stepdown Date:
     (A) junior subordinated debt securities and guarantees issued by the Corporation, the Guarantor or any of their Subsidiaries with respect to such securities if the junior subordinated debt securities and guarantees (1) rank pari passu with or junior to the Subordinated Notes or the Guarantor’s guarantee thereof upon the liquidation, dissolution or winding up of the Corporation or the Guarantor, respectively, (2) are Non-Cumulative, (3) have no maturity or a maturity of at least 60 years and (4) are subject to a Qualifying Replacement Capital Covenant;
     (B) securities issued by the Corporation, the Guarantor or any of their Subsidiaries that (1) rank pari passu with or junior to the Subordinated Notes or the Guarantor’s guarantee thereof upon the liquidation, dissolution or winding up of the Corporation or the Guarantor, respectively, (2) have no maturity or a maturity of at least 60 years and (3)(a) are Non-Cumulative and are subject to a Qualifying Replacement Capital Covenant or (b) have a Mandatory Trigger Provision and an Optional Deferral Provision and are subject to Intent-Based Replacement Disclosure;

     (C) securities issued by the Corporation, the Guarantor or any of their Subsidiaries that (1) rank pari passu with or junior to the Subordinated Notes or the Guarantor’s guarantee thereof upon the liquidation, dissolution or winding up of the Corporation or the Guarantor, respectively, (2) have no maturity or a maturity of at least 40 years, (3) are subject to a Qualifying Replacement Capital Covenant and (4) have a Mandatory Trigger Provision and an Optional Deferral Provision; or
     (D) Qualifying Preferred Stock; or
     (ii) in connection with any redemption, defeasance or purchase of Subordinated Notes on or prior to the Stepdown Date:
     (A) non-cumulative preferred stock issued by the Corporation, the Guarantor or any of their Subsidiaries that ranks junior to the Subordinated Notes or the Guarantor’s guarantee thereof upon a liquidation, dissolution or winding up of the Corporation or the Guarantor, respectively, and (1) (a) has no maturity or a final maturity of at least 60 years and (b) is subject to Intent-Based Replacement Disclosure; or (2) (a) has no maturity or a final maturity of at least 40 years and (x) is subject to a Qualifying Replacement Covenant or (y) is subject to Intent-Based Replacement Disclosure and has a Mandatory Trigger Provision; or (3) (a) has no maturity or a final maturity of at least 25 years, (b) is subject to a Qualifying Replacement Covenant and (c) has a Mandatory Trigger Provision;
     (B) preferred stock issued by the Corporation, the Guarantor or any of their Subsidiaries that ranks junior to the Subordinated Notes or the Guarantor’s guarantee thereof upon a liquidation, dissolution or winding up of the Corporation or the Guarantor, respectively, and (1) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (2) (a) has no maturity or a maturity of at least 60 years and (b) is subject to a Qualifying Replacement Capital Covenant;
     (C) securities issued by the Corporation, the Guarantor or their Subsidiaries that (1) rank pari passu with or junior to the Subordinated Notes or the Guarantor’s guarantee thereof upon a liquidation, dissolution or winding up of the Corporation or the Guarantor, respectively, (2) have no maturity or a maturity of at least 60 years and an Optional Deferral Provision, and (3) either (a) are subject to a Qualifying Replacement Capital Covenant or (b) have a Mandatory Trigger Provision and are subject to Intent-Based Replacement Disclosure;
     (D) securities issued by the Corporation, the Guarantor or their Subsidiaries that (1) rank pari passu with or junior to the Subordinated Notes or the Guarantor’s guarantee thereof upon a liquidation, dissolution or winding up of the Corporation or the Guarantor, respectively, (2) are Non-Cumulative, (3) have no maturity or a maturity of at least 40 years and (4) either (a) are subject to a Qualifying Replacement Capital Covenant or (b) have a Mandatory Trigger Provision and an Optional Deferral Provision and are subject to Intent-Based Replacement Disclosure;
     (E) securities issued by the Corporation, the Guarantor or their Subsidiaries that (1) rank junior to all of the senior and subordinated debt of the Corporation or the

Guarantor other than the Subordinated Notes and securities ranking pari passu with the Subordinated Notes, (2) have an Optional Deferral Provision and a Mandatory Trigger Provision and (3) have no maturity or a maturity of at least 60 years and are subject to a Qualifying Replacement Capital Covenant; or
     (F) other securities issued by the Corporation, the Guarantor or their Subsidiaries that (1) rank upon a liquidation, dissolution or winding-up of the Corporation or the Guarantor pari passu with or junior to the Subordinated Notes or the Guarantor’s guarantee thereof, respectively, (2) have no maturity or a maturity of at least 25 years and (3) are subject to a Qualifying Replacement Capital Covenant and have a Mandatory Trigger Provision and an Optional Deferral Provision; or
     (iii) in connection with any redemption, defeasance or purchase of the Subordinated Notes after the Stepdown Date:
     (A) all securities described under clauses (i) and (ii) of this definition;
     (B) preferred stock issued by the Corporation or the Guarantor that (1) has no maturity or a maturity of at least 60 years and (2) is subject to Intent-Based Replacement Disclosure;
     (C) securities issued by the Corporation, the Guarantor or their Subsidiaries that (1) rank pari passu with or junior to the Subordinated Notes or the Guarantor’s guarantee thereof upon a liquidation, dissolution or winding up of the Corporation or the Guarantor, respectively, (2) either (a) have no maturity or a maturity of at least 60 years and Intent-Based Replacement Disclosure or (b) have no maturity or a maturity of at least 30 years and are subject to a Qualifying Replacement Capital Covenant and (3) have an Optional Deferral Provision;
     (D) securities issued by the Corporation, the Guarantor or their Subsidiaries that (1) rank junior to all of the senior and subordinated debt of the Corporation or the Guarantor other than the Subordinated Notes and securities ranking pari passu with the Subordinated Notes or the Guarantor’s guarantee thereof, respectively, (2) have a Mandatory Trigger Provision and an Optional Deferral Provision and (3) have no maturity or a maturity of at least 30 years and are subject to Intent-Based Replacement Disclosure; or
     (E) preferred stock issued by the Corporation, the Guarantor or their Subsidiaries that ranks junior to the Subordinated Notes or the Guarantor’s guarantee thereof upon a liquidation ,dissolution or winding up of the Corporation or the Guarantor, respectively, and has a maturity of at least 40 years and is subject to a Qualifying Replacement Capital Covenant.
          “Qualifying Preferred Stock” means non-cumulative perpetual preferred stock issued by the Corporation or the Guarantor or their Subsidiaries that (a) ranks pari passu with or junior to all other preferred stock of the Corporation or the Guarantor, respectively, and contains no remedies other than Permitted Remedies and (b) either (i) is subject to Intent-Based Replacement Disclosure and has a provision that prohibits the issuer from paying any dividends thereon upon its failure to satisfy one or more financial tests set forth therein or (ii) is subject to a Qualifying Replacement Capital Covenant.

          “Qualifying Replacement Capital Covenant” means (i) a replacement capital covenant substantially similar to this Replacement Capital Covenant or (ii) a replacement capital covenant, as identified by the Board of Directors of the Corporation or the Guarantor, acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of this Replacement Capital Covenant, (a) entered into by an issuer that at the time it enters into such replacement capital covenant is a reporting company under the Securities Exchange Act and (b) that restricts the issuer from redeeming or purchasing identified securities except to the extent of the applicable percentage of the net proceeds of specified Replacement Capital Securities that have terms and provisions at the time of redemption, defeasance or purchase that receive as much or more equity-like credit than the securities then being redeemed, defeased or purchased, raised within the six month period prior to the applicable redemption, defeasance or purchase date.
          “Qualifying Warrants” means net share settled warrants to purchase Common Stock that have an exercise price greater than the current stock market price of the issuer’s Common Stock as of their date of issuance, that do not entitle the issuer to redeem for cash and the holders of such warrants are not entitled to require the issuer to repurchase for cash in any circumstance.
          “Redesignation Date” means, as to the Covered Debt in effect at any time, the earliest of (a) the date that is two years prior to the final maturity date of such Covered Debt (or, in the case of the Initial Covered Debt, one year prior to the final maturity date of the Initial Covered Debt), (b) if the Corporation elects to redeem, or the Corporation, the Guarantor or a Subsidiary of either of them elects to repurchase or repurchases, such Covered Debt either in whole or in part with the consequence that after giving effect to such redemption or repurchase the outstanding principal amount of such Covered Debt is less than $100,000,000, the applicable redemption or repurchase date and (c) if such Covered Debt is not Eligible Subordinated Debt, the date on which the Corporation or the Guarantor issues long-term indebtedness for money borrowed that is Eligible Subordinated Debt.
          “Replacement Capital Covenant” has the meaning specified in the introduction to this instrument.
          “Replacement Capital Securities” means
          (a) Common Stock and rights to acquire Common Stock;
          (b) Mandatorily Convertible Preferred Stock;
          (c) Debt Exchangeable for Equity; and
          (d) Qualifying Capital Securities.
          “Repurchase Restriction” has the meaning specified in the definition of Alternative Payment Mechanism.
          “Rights to acquire Common Stock” includes any right to acquire Common Stock, including any right to acquire Common Stock pursuant to a stock purchase plan or employee benefit plan.
          “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Securities” has the meaning specified in Recital B.

          “Stepdown Date” means March 30, 2017.
          “Subordinated Indenture” has the meaning specified in Recital A.
          “Subordinated Notes” has the meaning specified in Recital A.
          “Subsidiary” means, at any time, any Person the shares of stock or other ownership interests of which having ordinary voting power to elect a majority of the board of directors or other managers of such Person are at the time owned, or the management or policies of which are otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other Subsidiaries) or both, by another Person.
          “Supplemental Indenture” means Supplemental Indenture No. 1, dated as of March 1, 2007, to the Subordinated Indenture among the Corporation, the Guarantor and The Bank of New York, as Trustee.
          “Termination Date” has the meaning specified in Section 4(a).